EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

BY AND AMONG

TAELUS LIMITED,

STARTEK, INC., AND

STARTEK EUROPE, LTD.

Dated as of September 30, 2004

SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of September 30, 2004 (the “Closing Date”), by and between Taelus Limited, a corporation organized under the laws of England and Wales and having its principal place of business at 121 Deansgate, Manchester, England, M3 2AB (“Purchaser”), and StarTek, Inc., a Delaware corporation having its principal place of business at 100 Garfield Street, Suite 300, Denver, CO 80206 (“Seller”). Solely for purposes of Section 6.1 and Article VII, StarTek Europe, Ltd., a Colorado corporation (the “Company”), shall be a party to and bound by this Agreement.

     A. Seller owns 100% of the issued and outstanding capital stock (the “Shares”) of the Company.

     B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares for the purchase price and upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the adequacy, legal sufficiency and receipt of which each party hereby acknowledges, the parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES; PURCHASE PRICE

     Section 1.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, on the date hereof, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares. The purchase and sale of the Shares pursuant to this Agreement shall be effective as of the close of business on the Closing Date.

     Section 1.2 Amount and Payment of Purchase Price. The purchase price for the Shares shall be $1.00 (the “Purchase Price”). On the Closing Date, Purchaser shall pay to Seller an amount equal to the Purchase Price by cash or wire transfer of immediately available funds into an account designated by Seller.

     Section 1.3 Payments by Seller. On September 29, 2004, Seller contributed $450,000 to the capital of the Company, and such contribution is acknowledged by Purchaser. On the Closing Date, Seller shall pay $450,000 to Purchaser as an inducement for Purchaser to enter into this Agreement by cash or wire transfer of immediately available funds into an account designated by Purchaser.

ARTICLE II

CLOSING

     Section 2.1 Closing. The consummation of the sale and purchase of the Shares (the “Closing”) shall take place on the Closing Date by mail or fax, or at such other place as the parties may designate.

     Section 2.2 Documents to be Delivered and Payments to be Made by Seller on Closing Date. At the Closing, Seller shall deliver or pay to Purchaser the following:

     (a) a certificate signed by an authorized representative of the Seller certifying that the representations and warranties contained in Article III of this Agreement are true and correct in all material respects at and as of the Closing Date;

     (b) an original stock certificate representing the Shares, endorsed in blank or accompanied by duly executed stock power;

     (c) written resignations of each of the directors and officers of the Company;

     (d) evidence of the payments referred to in Section 1.3 hereof;

     (e) the Mutual Release, in the form attached hereto as Exhibit A (the “Mutual Release”) signed by authorized representatives of the Company and the Seller, addressing, (i) the Company’s written release of the Seller and its past and present owners, agents, officers, stockholders, employees, directors, attorneys, subsidiaries, affiliates, successors and assigns from any and all claims it may have against such party, and (ii) the Seller’s written release of the Company and its past and present owners, agents, officers, stockholders, employees, directors, attorneys, subsidiaries, affiliates, successors and assigns from any and all claims it may have against such party, with the exception of actions, claims and debts arising out of contracts entered into on behalf of the Company and to which the Seller or its affiliates is also a party, and other exceptions as provided therein;

     (f) articles of amendment to the articles of incorporation of the Company (the “Amendment”) reflecting the Company’s name change and signed by an authorized representative of the Company;

     (g) an executed copy of the Contribution and Assignment Agreement, in the form attached hereto as Exhibit B, reflecting the Seller’s contribution of all inter-company debt (as defined therein) of the Company to the capital of the Company prior to the Closing Date;

     (h) any other certificates or documents required to effectuate the sale and transfer of the Shares or as otherwise reasonably requested by the Purchaser; and

     (i) a certificate of an officer of Seller certifying as to the approval and continuing effect of resolutions of the Board of Directors of Seller regarding (i) the execution and delivery of this Agreement, and (ii) the implementation of the terms hereof.

     Section 2.3 Documents to be Delivered and Payments to be Made by Purchaser on Closing Date. At the Closing, Purchaser shall deliver or pay to Seller the following:

     (a) cash or evidence of the wire transfer referred to in Section 1.2 hereof;

     (b) a certificate signed by an authorized representative of the Purchaser certifying that the representations and warranties contained in Article IV are true and correct in all material respects at and as of the Closing Date;

     (c) the Consent, in the form attached hereto as Exhibit C, signed by all of the directors of Purchaser regarding (i) the execution and delivery of this Agreement, and (ii) the implementation of the terms hereof; and

     (d) any other certificates or documents required to effectuate the sale and transfer of the Shares or as otherwise reasonably requested by the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser that:

     Section 3.1 Organization and Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly organized and validly existing under the laws of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company operates as a registered branch in England and Wales.

     Section 3.2 Authorization of Agreement. Seller has all necessary corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement (the “Seller Documents”), and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and each Seller Document have been duly authorized by all necessary corporate action on behalf of Seller. This Agreement and each Seller Document have been duly executed and delivered by Seller.

     Section 3.3 Capitalization of the Company.

     (a) The Shares represent 100% of the issued and outstanding capital stock of the Company and are not subject to preemptive rights or rights of first refusal created by statute, the organizational documents of the Company or any contract or agreement to which the

Company or Seller is a party. The Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

     (b) There are no existing options, warrants, calls, rights, commitments or other agreements of any character to which the Company or Seller is a party requiring, and there are no securities of the Company or Seller outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase other equity securities of the Company.

     (c) Seller is the record and beneficial owner of the Shares, free and clear of any and all liens, charges, claims and encumbrances of any kind (collectively, “Liens”). Seller has delivered to the Purchaser good and marketable title to the Shares, free and clear of any and all Liens.

     Section 3.4 Limitation of Representations and Warranties. Except for the representations and warranties set forth in this Article III, Seller is not making any other representations or warranties, written or oral, statutory, express or implied, concerning the Shares, or the business, assets or liabilities of the Company. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND PURCHASER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND PURCHASER HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION AGAINST SELLER AND ITS REPRESENTATIVES IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) HERETOFORE MADE AVAILABLE TO PURCHASER BY OR ON BEHALF OF SELLER.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller that:

     Section 4.1 Organization and Existence. Purchaser is duly organized and validly existing under the laws of England and Wales and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted.

     Section 4.2 Authorization of Agreement. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement (the “Purchaser Documents”), and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary action on behalf of Purchaser. This Agreement and each Purchaser Document have been duly executed and delivered by Purchaser.

     Section 4.3 Investment Intention. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”)) thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

     Section 4.4 Due Diligence. Purchaser has reviewed and has had access to all documents, records and information which it has desired to review, and has had the opportunity to ask questions and receive sufficient answers, in connection with its decision to enter into this Agreement, and to consummate the transactions contemplated hereby. In determining whether to enter into this Agreement, the Purchaser has relied solely upon this due diligence investigation and the express representations and warranties contained in Article III; it being acknowledged and agreed that no representations and warranties other than as expressly set forth in Article III are made by the Seller.

ARTICLE V

COVENANTS

     Section 5.1 Operations. Purchaser will not cause the Company to discontinue operations or otherwise liquidate, whether under Chapter 7 of the Federal Bankruptcy laws of the United States or its equivalent under U.K. law, or otherwise, for at least 45 days after the Closing Date.

     Section 5.2 Cooperation on Tax and Financial Matters. Purchaser and Seller shall cooperate fully, and Purchaser shall cause the Company to cooperate fully, as and to the extent reasonably requested by the other party, in connection with (i) the filing of tax returns of the Company and any audit, litigation or other proceeding with respect to such tax returns for any period up through and including the Closing Date, and (ii) the preparation of financial statements of Seller for the period up to and including the Closing Date. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such tax return, audit, litigation or financial statement and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Purchaser and Seller agree to retain, and Purchaser shall cause the Company to retain, all books and records with respect to tax and financial matters pertinent to the Company relating to such taxable or financial period and to abide by all record retention agreements entered into with any taxing or auditing authority.

     Section 5.3. Use of Name and Related Marks.

     (a) Purchaser will not cause or permit the Company to use any trademarks, trade names, trade name rights, service marks, service mark rights, trade dress, logos or corporate names and registrations of “StarTek, Inc.” or “StarTek” in any manner after the Closing Date; provided, however, that Purchaser will remove all signage containing such words located on the Company’s premises no later than October 14, 2004. Without limiting the generality of the foregoing, Purchaser will not use “StarTek” or “StarTek, Inc.,” or marks related thereto, for display or use in advertising material, banners, invoices, stationary, memorandum pads, business cards, labels or stamps.

     (b) Purchaser will not cause or permit the Company to use any trademarks, trade names, trade name rights, service marks, service mark rights, trade dress, logos or corporate names and registrations of “StarTek Europe” or “StarTek Europe, Ltd.” in any manner after October 14, 2004.

     Section 5.4. Execution of Mutual Release. Immediately prior to Closing, Seller and the Company shall execute the Mutual Release pursuant to which Seller and the Company release the Company and Seller, respectively, from certain actions, claims and debts, as provided therein.

ARTICLE VI

INDEMNIFICATION

     Section 6.1 Company’s Indemnification. The Company shall defend, protect, indemnify and hold Seller harmless from and against any and all claims, demands, assessments, liabilities, obligations, losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, actions, judgements, suits, claims, costs, expenses and disbursements (including reasonable attorneys’ fees, consultants’ fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Seller or any of its affiliates based upon or arising or resulting from or out of contracts entered into by or on behalf of the Company and to which Seller or its affiliates are also a party.

     Section 6.2. Indemnification Obligations. There are no further indemnification obligations under this Agreement.

ARTICLE VII

MISCELLANEOUS

     Section 7.1 Survival. The representations and warranties of the parties made herein or in any other document or agreement delivered pursuant to this Agreement shall survive the Closing Date hereunder and continue in full force and effect for a period of one year thereafter. All covenants and agreements, which by their terms contemplate performance after the Closing Date, shall survive in accordance with their terms. Article VI, regarding indemnification, shall survive execution and delivery of this Agreement.

     Section 7.2 Expenses. Seller and Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

     Section 7.3 Further Assurances. Seller and Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

     Section 7.4 Submission to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Colorado and, to the extent such United States District Court does not have jurisdiction, the state courts of Colorado, and any court to which an appeal from such courts is properly brought, for the purpose of any action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such action shall be heard and determined in such federal court or, to the extent provided above, state court sitting in the City and County of Denver, Colorado (and thus expressly waives any objection to venue). Each of the parties hereto agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Section 7.5 Entire Agreement. This Agreement (together with all documents and instruments required to be delivered hereunder) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.

     Section 7.6 Governing Law. This Agreement and all other matters related to or arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     Section 7.7 Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     Section 7.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller:

100 Garfield Street
Suite 300
Denver, CO 80206
Facsimile: (303) 329-9107
Attention: Chief Executive Officer

With a copy to:

Faegre & Benson LLP

3200 Wells Fargo Center
1700 Lincoln Street
Facsimile: (303) 607-3600
Denver, CO 80203-4532
Attention: Blair L. Lockwood

If to Purchaser:

121 Deansgate
Manchester, England M3 2AB
Facsimile:011-44-1618317115
Attention: Martin Crouch

With a copy to:

Solomon Pearl Blum Heymann & Stich LLP
1801 Broadway, Suite 500
Denver, CO 80202
Facsimile: (303) 832-6653
Attention: Allen E. F. Rozansky

     Section 7.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No party may assign either this Agreement or any of such party’s rights, interests or obligations hereunder without the prior written approval of the other party.

     Section 7.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agrement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     Section 7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[The Remainder Of The Page Is Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PURCHASER: TAELUS LIMITED
By:
Name:
Title:

SELLER: STARTEK, INC.
By:
	Name:	William A. Berg
	Title:	Vice President

The undersigned hereby agrees to be bound
solely under the terms of Section 6.1 and
Article VII hereof as of the date first
written above.

COMPANY: STARTEK EUROPE, LTD.
By:
	Name:	William A. Berg
	Title:	Vice President

EXHIBIT A

Form of Mutual Release

EXHIBIT B

Form of Contribution and Assignment Agreement

EXHIBIT C

Form of Consent